Exhibit 35.2

ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

Citigroup Commercial Mortgage Securities Inc.,

Commercial Mortgage Pass-Through Certificates

Series 2015-GC31 (the “Trust”)

I, Jacob Baron, on behalf of Torchlight Loan Services, LLC, as special servicer (the “Certifying Servicer”), certify to Citigroup Commercial Mortgage Securities Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer’s activities for the fiscal year 2016 (the “Reporting Period”) and the Certifying Servicer’s performance under the Pooling and Servicing Agreement; and

To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects during the Reporting Period.

Date: March 7, 2017

TORCHLIGHT LOAN SERVICES, LLC, as Special

Servicer

By:	/s/ Jacob Baron
Name: Jacob Baron
Title: Authorized Signatory

475 Fifth Avenue, New York, NY 10017

T 212.883.2800 F 212.883.2560

E info@torchlightloanservices.com

    www.torchlightinvestors.com